UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2011

Commission File Number 333-49389
Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-2160013
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7683 Southfront Road
Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)
(925) 449-0606
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 22, 2011, the Compensation Committee of the Board of Directors of Activant Solutions Inc. (the “Company”) approved an increase in the annual base salary of Pervez A. Qureshi, President and Chief Executive Officer of the Company, from $416,000 to $500,000, as well as an increase in Mr. Qureshi's annual target bonus from $416,000 to $500,000, and an increase in the annual base salary of William Wilson, Senior Vice President of Product Development of the Company, from $250,000 to $275,000, as well as an increase in Mr. Wilson's annual target bonus from $125,000 to $140,000. The increase in the annual base salary for Messrs. Qureshi and Wilson is effective as of April 4, 2011 and the annual target bonus increase is effective as of April 1, 2011, the beginning of the Company's third fiscal quarter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVANT SOLUTIONS INC.
Date: March 25, 2011	By: /s/ TIMOTHY F. TAICH
Timothy F. Taich
Vice President and General Counsel